SUBORDINATION AGREEMENT
                              -----------------------

          THIS SUBORDINATION AGREEMENT, dated as of December 20, 1996, is by and between SLOUGH PARKS INCORPORATED, a Delaware corporation ("Subordinating Party"), and COLORADO NATIONAL BANK, a national banking association ("CNB").

                                      RECITALS

          A. CNB and Tipperary Corporation ("Borrower") have entered into a Revolving Credit and Term Loan Agreement dated as of March 30, 1992, as amended (the "Loan Agreement"), pursuant to which CNB has made and may in the future make advances (the "Loan") to Borrower.

          B. Subordinating Party wishes to extend credit to Borrower for the purpose of permitting Borrower to acquire an additional five-percent interest in the Comet Ridge project located in Queensland, Australia (the "Project"), with respect to which Borrower will be liable for repayment, as evidenced by a Promissory Note of even date herewith made by Borrower, payable to the order of Subordinating Party (the "Subordinated Note"), together with interest thereon and other amounts due in connection therewith, and Borrower may now or hereafter have other liabilities and obligations to Subordinating Party. All of the obligations of Borrower to Subordinating Party described in the foregoing sentence are herein called the "Subordinated Obligations." As security for the Subordinated Note, Borrower is delivering to Subordinating Party a pledge of and a security interest in a ten-percent interest (the "Pledged Interest") in the Project.

          C. Pursuant to the terms of the Loan Agreement, and as a condition precedent to the making of any advances thereunder, CNB has required that Borrower obtain the subordination of the rights of Subordinating Party with respect to the Subordinated Obligations to the rights of CNB under the Loan Agreement and related documents.

                                     AGREEMENT

          IN CONSIDERATION of the sum of ten dollars ($10.00) in hand paid, and in order to enable Borrower to receive advances from CNB, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Subordinating Party and CNB, the parties hereby agree as follows:

          1. SUBORDINATION BY SUBORDINATING PARTY. (a) Except as otherwise provided in Section 1(b) below, Subordinating Party will not demand, sue for, take or receive from Borrower, by direct payment, setoff or any other manner, the whole or any part of any amount now or hereafter payable to Subordinating Party under or in connection with the Subordinated Obligations, including without limitation any scheduled principal or interest payment, unless and until all indebtedness, obligations (whether direct or contingent) and liabilities owed by Borrower to CNB, whether now existing or hereafter arising, and whether arising under the Loan Agreement, any past or future amendment, restatement, extension, renewal or other variation of the Loan Agreement or otherwise (all such indebtedness, obligations and liabilities of Borrower to CNB, collectively, being hereinafter referred to as the "Obligations"), shall have been finally and irrevocably paid and discharged in full.

               (b) Notwithstanding the provisions of Section 1(a) above, Subordinating Party shall have the right, to the extent and only to the extent that obligations are still owed under the Subordinated Note, to receive payments and to retain such payments for application to the repayment of the Subordinated Note under the following circumstances: (1) prior to notice from CNB to Subordinating Party that a Default or Event of Default has occurred under the Loan Agreement, Subordinating Party shall have the right to receive from Borrower the loan origination fee described in the Subordinated Note and regularly scheduled payments of interest as Borrower is presently contractually obligated to pay under the terms of the Subordinated Note, to the extent that such interest payments are then due and payable; (2) Subordinating Party shall have the right to receive the proceeds of any foreclosure or sale of, any distributions attributable to or any other realization upon the Pledged Interest; and (3) Subordinating Party shall have the right to receive the proceeds of any project financing hereafter obtained by Borrower with respect to the Project.

          2. MODIFICATIONS OF SUBORDINATED OBLIGATIONS. Subordinating Party represents and warrants to CNB that it has furnished to CNB a true and complete copy of the Subordinated Note. Subordinating Party covenants and agrees not to modify or amend, or to permit modification or amendment of, any of the documents evidencing the Subordinated Obligations without the prior written consent of CNB.

          3. SOLE HOLDER. Subordinating Party warrants and represents that Subordinating Party is, and at all times prior to the termination of this Subordination Agreement will continue to be, the sole legal and beneficial owner and holder of the Subordinated Obligations and that Subordinating Party has not previously assigned, and will not hereafter (prior to the termination of this Subordination Agreement) assign, any interest in the Subordinated Obligations without the prior written consent of CNB, which consent shall not be unreasonably withheld if the assignee agrees in writing to receive such assignment subject to the provisions of this Subordination Agreement.

          4. COLLATERAL. Until the Obligations have been finally and irrevocably paid and discharged in full, except with the prior written consent of CNB, Subordinating Party will not request, accept or receive any collateral security for any of the Subordinated Obligations; provided that Subordinating Party shall have the right to receive a pledge of and a security interest in the Pledged Interest.

          5. LIQUIDATION. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower, or the proceeds thereof, to the creditors of Borrower or readjustment of the obligations and indebtedness of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subordinated Obligations, or the application of the assets of Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower's business, or upon the sale of all or substantially all of Borrower's assets, then, and in any such event: (a) CNB shall be entitled to receive payment and discharge in full of any and all of the Obligations prior to the payment of all or any part of the Subordinated Obligations, except that payments may be made on the Subordinated Note to the extent such payments arise out of the Pledged Interest or the proceeds thereof, and (b) any payment or distribution of any kind or character, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Obligations (other than payments or proceeds arising out of the Pledged Interest) shall be paid or delivered directly to CNB for application on any of the Obligations, due or not due, until such Obligations shall have first been finally and irrevocably paid and discharged in full. Subordinating Party shall not, without the prior written consent of CNB, file or join in the filing of an involuntary petition against Borrower under the Bankruptcy Code, or any other petition, motion or complaint to declare Borrower insolvent or unable to pay its debts as they become due, until all of the Obligations shall have been finally and irrevocably paid and discharged in full.

          6. RECEIPT. Should any payment, distribution, security or instrument, or any of the proceeds thereof, be received by Subordinating Party upon or with respect to the Subordinated Obligations prior to the time when the Obligations have been finally and irrevocably paid and discharged in full, except to the extent that such receipt by Subordinating Party is otherwise permitted by the terms of this Subordination Agreement, Subordinating Party shall receive and hold the same in trust, as trustee, for the benefit of CNB and shall forthwith deliver the same to CNB in precisely the form received (except for the endorsement or assignment of Subordinating Party, where necessary), for application on any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by Subordinating Party as the property of CNB. If Subordinating Party fails to make any such endorsement or assignment to CNB, CNB is hereby irrevocably authorized to make the same.

          7. TERM. This Subordination Agreement shall be effective until the Obligations shall have been finally and irrevocably paid and discharged in full, at which time it will terminate and be of no further force or effect.

          8. MODIFICATIONS OF THE OBLIGATIONS. CNB, at any time and from time to time, may enter into such agreement or agreements with Borrower or any other party as CNB may deem proper altering the terms of any or all of the Obligations, releasing any one or more of obligors liable therefor, or affecting the security or the indebtedness underlying any or all of the Obligations, and may exchange, sell, release, surrender, or otherwise deal with any such underlying indebtedness or security, without in any way thereby impairing or affecting this Subordination Agreement.

          9. WAIVERS BY SUBORDINATING PARTY. All of the Obligations shall be deemed to have been made or incurred in reliance upon this Subordination Agreement. Subordinating Party expressly waives all notices of the acceptance by CNB of the subordination and other provisions of this Subordination Agreement and all other notices not specifically required pursuant to the terms of this Subordination Agreement whatsoever, and Subordinating Party expressly waives reliance by CNB upon the subordination and other agreements as herein provided. Subordinating Party agrees that CNB has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement or the collectability of the Obligations, that CNB shall be entitled to manage and supervise its loans to Borrower in accordance with the Loan Agreement (as the same may hereafter be modified), applicable law and its usual practices, modified from time to time as CNB deems appropriate under the circumstances, without regard to the existence of any rights that Subordinating Party may now or hereafter have in or to any of the assets of Borrower. CNB shall have no liability to Subordinating Party for, and Subordinating Party waives, any claim which Subordinating Party may now or hereafter have against CNB, arising out of: (a) any and all actions which CNB, in good faith, takes or omits to take (including, without limitation, actions with respect to the creating, perfection or continuation of liens or security interests in any collateral granted by Borrower to CNB pursuant to or in connection with the Loan Agreement or as security for the Obligations (the "Bank Collateral"), actions with respect to a demand for payment under the Loan Agreement, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Bank Collateral and any actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) with respect to the Loan Agreement or the collection of the Obligations or the valuation, use, protection or release of the Bank Collateral and/or other security for the Obligations, (b) CNB's election, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. Section 101, et seq.) (The "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or (c) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code to Borrower, as debtor in possession.

          10. INFORMATION. Subordinating Party hereby assumes responsibility for keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of the Obligations and/or the Subordinated Obligations that diligent inquiry would reveal, and Subordinating Party hereby agrees that CNB shall have no duty to advise Subordinating Party of information known to CNB regarding such condition or any such circumstances. Subordinating Party agrees to send promptly to CNB a copy of any default notice sent by Subordinating Party to Borrower in connection with any of the Subordinated Obligations.

          11. WAIVER AND AMENDMENT. No failure or delay by CNB in exercising any right, power or remedy which it may have hereunder shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by CNB of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision hereof and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by the waiving or consenting party, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No modification or amendment of or supplement to this Subordinating Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

          12. NOTICES. All notices, requests, demands or other communications provided for herein or given or made between the parties hereto in connection herewith shall be in writing and shall be addressed to the party to be notified at its address set forth below or at such other address as such party may from time to time designate by notice to the other parties hereto. All notices (except notices of change of address) shall be effective at the following times based upon the method of delivery selected: (a) one day after deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested; (b) upon delivery, if delivered in person either directly to the party to be notified or to the address of such party designated herein; or
(c) upon delivery, if delivered by commercial express service or courier to the address of such party designated herein. Notices of change of address shall be effective 10 days after the effective time otherwise applicable thereto:

                    IF TO CNB:

                    950 Seventeenth Street
                    Denver, Colorado 80202
                    Attention: Paul Jelaco
                    Telephone: (303) 585-4983
                    Fax: (303) 585-4362

                    IF TO SUBORDINATING PARTY:

                    33 West Monroe Street
                    Chicago, Illinois 60603
                    Attention: Deborah L. Bean
                    Telephone: (312) 558-9100
                    Fax: (312) 558-9041

          13. GOVERNING LAW. This Subordination Agreement shall be deemed a contract made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado.

          14. SEVERABILITY. If any term or provision of this Subordination Agreement shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

          15. COUNTERPARTS. This Subordination Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                              SLOUGH PARKS INCORPORATED

                              By:  /s/ Deborah L. Bean
                                   ---------------------------------------------
                                   Deborah L. Bean,
                                   Vice President and
                                   Chief Financial Officer

                              COLORADO NATIONAL BANK

                              By:  /s/ Charles S. Searle
                                   ---------------------------------------------
                                   Charles S. Searle,
                                   Senior Vice President


                           ACCEPTANCE AND ACKNOWLEDGMENT
                           -----------------------------

          The undersigned, TIPPERARY CORPORATION, hereby: (1) accepts and acknowledges receipt of a copy of the foregoing Subordination Agreement as of December 20, 1996, (2) consents to the terms thereof, and (3) agrees that it will not pay any of the Subordinated Obligations (as defined in the foregoing Subordination Agreement) except as permitted by the foregoing Subordination Agreement.

                              TIPPERARY CORPORATION

                              By:  /s/ David L. Bradshaw
                                   ---------------------------------------------
                                   David L. Bradshaw,
                                   President and Chief
                                   Executive Officer